EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing of the Schedule 13D to which this Agreement is attached.

HECLA MINING COMPANY

/s/ Philip C. Wolf
Name:	Philip C. Wolf
Title:	Senior Vice President
Dated:	February 22, 2008

HECLA MERGER COMPANY

/s/ Michael H. Callahan
Name:	Michael H. Callahan
Title:	President
Dated:	February 22, 2008

Schedule A

EXECUTIVE OFFICERS AND DIRECTORS OF HECLA MINING COMPANY

The name, business address, title and present principal occupation or employment of each of the directors and executive officers of Hecla Mining Company are set forth below. If no address is given, the business address is 6500 North Mineral Drive, Suite 200, Couer d’Alene, Idaho 83815-9408. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to Hecla Mining Company. All of the persons listed below are U.S. citizens.

Name, Title and Address	Principal Occupation	Name and Address of Organization in which Principal Occupation is Conducted
Phillips S. Baker, Jr., President and CEO, Director	President and CEO, Director	Hecla Mining Company
Michael H. Callahan, Vice President and President – Minera Hecla Venezolana	Vice President and President – Minera Hecla Venezolana	Hecla Mining Company
Ronald W. Clayton, Senior Vice President – Operations	Senior Vice President – Operations	Hecla Mining Company
Vicki Veltkamp (Larson), Vice President – Investor and Public Relations	Vice President – Investor and Public Relations	Hecla Mining Company
Dr. Dean W.A. McDonald, Vice President – Exploration	Vice President – Exploration	Hecla Mining Company
Don Poirier, Vice President – Corporate Development	Vice President – Corporate Development	Hecla Mining Company
Lewis E. Walde, Vice President and Chief Financial Officer	Vice President	Hecla Mining Company
Philip C. Wolf, Senior Vice President, General Counsel and Corporate Secretary	Senior Vice President, General Counsel and Corporate Secretary	Hecla Mining Company
John H. Bowles, Director 3414 West 44th Ave. Vancouver, British Columbia V6N 3K8 CANADA	Retired	3414 West 44th Ave. Vancouver, British Columbia V6N 3K8 CANADA
David J. Christensen, Director ASA Limited 11 Summer Street, 4th Floor Buffalo, NY 14209	Vice President of Investments of ASA Limited	ASA Limited 11 Summer Street, 4th Floor Buffalo, NY 14209
Ted Crumley, Director and Chairman of the Board 2390 N. Towerview Lane Boise, ID 83702	Retired	2390 N. Towerview Lane Boise, ID 83702
George R. Nethercutt, Jr., Director Nethercutt Consulting LLC 400 North Capitol Street, NW Suite 475 Washington, DC 20001	Principal of Nethercutt Consulting LLC	Nethercutt Consulting LLC 400 North Capitol Street, NW Suite 475 Washington, DC 20001
Terry V. Rogers, Director 1130 Heaven’s Gate Ct. McCall, ID 83638	Retired	1130 Heaven’s Gate Ct. McCall, ID 83638
Charles B. Stanley, Director Questar Corporation 180 E. 100 S. Salt Lake City, UT 84111	Executive Vice President and Director of Questar Corporation	Questar Corporation 180 E. 100 S. Salt Lake City, UT 84111
Dr. Anthony P. Taylor, Director Gold Summit Corporation 970 Caughlin Crossing, Suite 100 Reno, NV 89509	President, CEO and Director of Gold Summit Corporation	Gold Summit Corporation 970 Caughlin Crossing, Suite 100 Reno, NV 89509

EXECUTIVE OFFICERS AND DIRECTORS OF HECLA MERGER COMPANY

The name, business address, title and present principal occupation or employment of each of the directors and executive officers of Hecla Merger Company are set forth below. If no address is given, the business address is 6500 North Mineral Drive, Suite 200, Couer d’Alene, Idaho 83815-9408. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to Hecla Mining Company. All of the persons listed below are U.S. citizens.

Name, Title and Address	Principal Occupation	Name and Address of Organization in which Principal Occupation is Conducted
Michael H. Callahan, President and Director	Vice President and President – Minera Hecla Venzolana	Hecla Mining Company
Ronald W. Clayton, Vice President and Director	Senior Vice President – Operations	Hecla Mining Company
Philip C. Wolf, Vice President and Director	Senior Vice President, General Counsel and Corporate Secretary	Hecla Mining Company
Dr. Dean W.A. McDonald, Vice President	Vice President – Exploration	Hecla Mining Company
Don Poirier, Vice President	Vice President – Corporate Development	Hecla Mining Company
Lewis E. Walde, Vice President and Treasurer	Vice President and Chief Financial Officer	Hecla Mining Company
Tami D. Hansen, Secretary	Assistant Corporate Secretary	Hecla Mining Company
Michael Clary, Assistant Secretary	Senior Counsel	Hecla Mining Company